EXHIBIT 99.1
ImmunityBio Reports Record Q2 2026 Net Product Revenue of $50.7 Million,
Up 92% Year-Over-Year; First-Half Revenue Up 121% to $94.8 Million
•Q2 2026 net product revenue of $50.7 million, up 92% year-over-year and 15% sequentially from Q1 2026, marking the eighth consecutive quarter of sequential revenue growth since the commercial launch of ANKTIVA®, driven by continued adoption among U.S. urologists and strong market access
•First-half 2026 net product revenue of $94.8 million, up 121% compared with the first-half of 2025
•In July 2026, we announced the Emirates Drug Establishment of the United Arab Emirates granted the broadest marketing authorization for ANKTIVA across BCG-unresponsive NMIBC for CIS and papillary disease and metastatic NSCLC
•The FDA accepted for review the Company’s supplemental Biologics License Application (sBLA) for ANKTIVA plus BCG in patients with BCG-unresponsive NMIBC with papillary disease without CIS and assigned a PDUFA target action date of January 6, 2027
•Continued advancement across the clinical pipeline, with multiple anticipated regulatory, clinical, and data milestones expected over the next 12 months, including a planned 2026 sBLA submission for the Phase 2B QUILT-2.005 trial in BCG-naïve NMIBC carcinoma in situ (with or without papillary disease)
•Entered into an exclusive development and supply agreement with Japan BCG Laboratory, securing exclusive U.S. rights to develop, import, and commercialize intravesical Tokyo-172 BCG to support long-term supply for patients with NMIBC
•Over $350 million cash and cash equivalents, and marketable securities on hand as of June 30, 2026
CULVER CITY, Calif. August 4, 2026 — ImmunityBio, Inc. (NASDAQ: IBRX), a commercial-stage biotechnology company, today announced financial and operational results for the second quarter ended June 30, 2026. Net product revenue reached $50.7 million, representing 92% year-over-year growth and 15% sequential growth from the first quarter of 2026. The Company also advanced multiple regulatory and clinical programs across its immunotherapy pipeline while achieving its eighth consecutive quarter of sequential net product revenue growth since ANKTIVA’s commercial launch.
For the first-half of 2026, net product revenue totaled $94.8 million, up 121% compared with the first-half of 2025, and building on full-year 2025 net product revenue of $113.0 million. As of June 30, 2026, the Company had $357.4 million in cash and cash equivalents, and marketable securities.
Beyond its commercial momentum, ImmunityBio continued to advance a broad clinical pipeline spanning bladder cancer, non-small cell lung cancer, and hematologic malignancies. ANKTIVA is now approved or authorized in five regulatory jurisdictions, expanding its global footprint to 34 countries, while multiple ongoing clinical and regulatory programs continue to support the Company’s long-term growth strategy.

“Our record quarterly net product revenue of $50.7 million and eighth consecutive quarter of sequential growth reflect continued physician adoption of ANKTIVA and disciplined commercial execution,” said Richard Adcock, President and CEO of ImmunityBio. “At the same time, we continue to invest in expanding ANKTIVA’s global commercial footprint while advancing a focused late-stage clinical pipeline that we believe will create additional opportunities across multiple oncology indications. With $357.4 million in cash and cash equivalents, and marketable securities, we are well-positioned to support both our commercial and clinical priorities.”
“The continued adoption of ANKTIVA in clinical practice reinforces the potential of our IL-15 receptor agonist platform to activate the body’s natural killer and T cells to fight cancer,” said Patrick Soon-Shiong, M.D., Founder, Executive Chairman and Global Chief Scientific and Medical Officer of ImmunityBio. “As we continue generating clinical evidence across multiple tumor types, including bladder cancer, lung cancer, and hematologic malignancies, we remain focused on expanding the potential applications of this platform to address additional areas of significant unmet medical need.”
Quarterly Financial Highlights
Cash and Marketable Securities Position
As of June 30, 2026, the Company had consolidated cash and cash equivalents, and marketable securities of $357.4 million.
Second Quarter 2026 Financial Summary
Product Revenue, Net
Product revenue, net increased $24.3 million during the three months ended June 30, 2026, as compared to the three months ended June 30, 2025, due to increased net trade sales of ANKTIVA as a result of ongoing commercial activities.
Research and Development Expense
Research and development (R&D) expense increased $5.6 million to $60.8 million during the three months ended June 30, 2026, as compared to $55.2 million during the three months ended June 30, 2025, mainly due to increased personnel-related costs, clinical trial expenses, and external manufacturing and distribution costs.
Selling, General and Administrative Expense
Selling, general and administrative (SG&A) expense increased $9.5 million to $51.8 million during the three months ended June 30, 2026, as compared to $42.3 million during the three months ended June 30, 2025, mainly due to increased professional services expenses, personnel-related costs, and commercial-related expenses.
Other Expense, Net
Other expense, net increased $147.7 million to $168.7 million during the three months ended June 30, 2026, as compared to $21.0 million during the three months ended June 30, 2025, primarily due to non-cash changes in the fair value of the related-party convertible note, warrant liabilities, and other derivative liabilities mainly driven by a significant increase in our common stock price, and an increase in interest expense related to the revenue interest liability due to additional funding received in Q1 2026. These changes were partially offset by an increase in interest and investment income combined with a decrease in interest expense due to lower Term SOFR rates and a lower related-party convertible note balance after a partial loan conversion in Q1 2026.

Net Loss Attributable to ImmunityBio Common Stockholders (Net Loss)
Net loss attributable to ImmunityBio common stockholders was $230.4 million during the three months ended June 30, 2026, as compared to $92.6 million during the three months ended June 30, 2025. The increase in net loss was mainly driven by changes in the fair value of related-party convertible note, warrant and derivative liabilities due to an increase in our common stock price during the quarter, higher interest expense related to the revenue interest liability, and higher R&D and SG&A expenses described above, which were partially offset by higher product revenue.
Adjusted Net Loss Attributable to ImmunityBio Common Stockholders (Adjusted Net Loss)
Adjusted net loss attributable to ImmunityBio common stockholders decreased $8.9 million to $81.0 million during the three months ended June 30, 2026, as compared to $89.9 million during the three months ended June 30, 2025. Adjusted net loss is a non-GAAP financial measure that excludes the impact of certain items, as shown in the non-GAAP reconciliation table below.
First-Half 2026 Financial Summary
Product Revenue, Net
Product revenue, net increased $51.9 million during the six months ended June 30, 2026, as compared to the six months ended June 30, 2025, due to increased net trade sales of ANKTIVA as a result of ongoing commercial activities.
Research and Development Expense
R&D expense increased $25.3 million to $128.8 million during the six months ended June 30, 2026, as compared to $103.5 million during the six months ended June 30, 2025, mainly due to increased clinical trial expenses, external manufacturing costs, personnel-related costs, and distribution costs.
Selling, General and Administrative Expense
SG&A expense increased $22.6 million to $97.6 million during the six months ended June 30, 2026, as compared to $75.0 million during the six months ended June 30, 2025, mainly due to increased professional services expenses, personnel-related costs, and commercial-related expenses.
Other Expense, Net
Other expense, net increased $645.2 million to $731.7 million during the six months ended June 30, 2026, as compared to $86.5 million during the six months ended June 30, 2025, primarily due to non-cash changes in the fair value of warrant liabilities, the related-party convertible note, and other derivative liabilities mainly driven by a significant increase in our common stock price during Q2 2026, a one-time write-off of a convertible note receivable in Q1 2026, and an increase in interest expense related to the revenue interest liability due to additional funding received in Q1 2026. These changes were partially offset by an increase in interest and investment income combined with a decrease in interest expense due to lower Term SOFR rates and a lower related-party convertible note balance after a partial loan conversion in Q1 2026.

Net Loss Attributable to ImmunityBio Common Stockholders (Net Loss)
Net loss attributable to ImmunityBio common stockholders was $863.2 million during the six months ended June 30, 2026, compared to $222.2 million during the six months ended June 30, 2025. The increase in net loss was mainly driven by changes in fair value of warrant and derivative liabilities, and a related-party convertible note due to an increase in our common stock price during the period, higher interest expense related to the revenue interest liability, higher other expense, and higher R&D and SG&A expenses described above, which were partially offset by higher product revenue.
Adjusted Net Loss Attributable to ImmunityBio Common Stockholders (Adjusted Net Loss)
Adjusted net loss attributable to ImmunityBio common stockholders decreased $5.3 million to $167.3 million during the six months ended June 30, 2026, as compared to $172.6 million during the six months ended June 30, 2025. Adjusted net loss is a non-GAAP financial measure that excludes the impact of certain items, as shown in the non-GAAP reconciliation table below.

ImmunityBio, Inc.
Condensed Consolidated Statements of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
(Unaudited; in thousands, except per share amounts)	2026	2025	2026	2025

Revenue
Product revenue, net	$50,672	$26,421	$94,839	$42,930
Other revenues	568	4	607	12
Total revenue	51,240	26,425	95,446	42,942
Operating costs and expenses
Cost of sales	298	136	536	194
Research and development	57,690	52,430	122,460	98,406
Research and development – related parties	3,126	2,806	6,345	5,064
Selling, general and administrative	50,626	41,862	95,087	73,839
Selling, general and administrative – related parties	1,197	476	2,506	1,153
Total operating costs and expenses	112,937	97,710	226,934	178,656
Loss from operations	(61,697)	(71,285)	(131,488)	(135,714)
Other income (expense), net:
Interest and investment income, net	3,155	1,153	5,469	2,040
Change in fair value of warrant and derivative liabilities, and related-party convertible note	(140,846)	6,989	(671,776)	(30,463)
Interest expense related to revenue interest liability	(17,192)	(13,405)	(31,063)	(26,939)
Interest expense – related party	(14,032)	(15,474)	(28,591)	(30,787)
Interest expense	(20)	(5)	(54)	(23)
Other expense, net	242	(278)	(5,675)	(319)
Total other expense, net	(168,693)	(21,020)	(731,690)	(86,491)
Loss before income taxes and noncontrolling interests	(230,390)	(92,305)	(863,178)	(222,205)
Income tax (expense) benefit	—	(269)	(9)	(35)
Net loss	(230,390)	(92,574)	(863,187)	(222,240)
Net loss attributable to noncontrolling interests, net of tax	(12)	(19)	(27)	(39)
Net loss attributable to ImmunityBio common stockholders	$(230,378)	$(92,555)	$(863,160)	$(222,201)
Net loss per ImmunityBio common share – basic and diluted	$(0.22)	$(0.10)	$(0.83)	$(0.26)
Weighted-average number of common shares used in computing net loss per share – basic and diluted	1,050,070	888,216	1,038,536	870,786

ImmunityBio, Inc.
Selected Balance Sheet Data

(Unaudited; in thousands)	June 30, 2026	December 31, 2025

Cash and cash equivalents	$75,670	$88,334
Marketable securities	281,701	154,484
Total assets	628,504	501,898
Related-party convertible note payable, at fair value	774,350	477,093
Revenue interest liability	415,086	324,615
Total liabilities	1,674,265	1,001,472
Total ImmunityBio stockholders’ deficit	(1,046,629)	(500,469)
Noncontrolling interests	868	895
Total liabilities and stockholders’ deficit	628,504	501,898
ImmunityBio, Inc.
Summary Reconciliations of Cash Flows

	Three Months Ended June 30,		Six Months Ended June 30,
(Unaudited; in thousands)	2026	2025	2026	2025

Cash (used in) provided by:
Operating activities	$(66,494)	$(79,746)	$(141,853)	$(165,651)
Investing activities	(107,469)	(16,142)	(139,119)	(12,013)
Financing activities	44,443	172,810	268,369	171,828
Effect of exchange rate changes on cash and cash equivalents, and restricted cash	(3)	76	119	66
Net change in cash and cash equivalents, and restricted cash	(129,523)	76,998	(12,484)	(5,770)
Cash and cash equivalents, and restricted cash, beginning of period	206,470	61,144	89,431	143,912
Cash and cash equivalents, and restricted cash, end of period	$76,947	$138,142	$76,947	$138,142

ImmunityBio, Inc.
Reconciliation of Net Loss Attributable to Common Stockholders (GAAP) to
Adjusted Net Loss Attributable to Common Stockholders (Non-GAAP)
Adjusted net loss attributable to common stockholders is a non-GAAP financial measure which excludes certain items that are included in net loss attributable to common stockholders, the most directly comparable GAAP financial measure. Items excluded are those which the Company believes affect the comparability of operating results and are typically excluded from published estimates by the investment community, including items whose timing and/or amount cannot be reasonably estimated or are non-recurring.
Adjusted net loss attributable to common stockholders is presented because management believes it provides useful additional information to investors for analysis of the Company’s fundamental business on a recurring basis. In addition, management believes that adjusted net loss attributable to common stockholders is widely used by professional research analysts and others in the valuation, comparison, and investment recommendations of companies such as ImmunityBio.
Adjusted net loss attributable to common stockholders should not be considered in isolation or as a substitute for net loss attributable to common stockholders or any other measure of a company’s financial performance or profitability presented in accordance with GAAP. A reconciliation of the differences between net loss attributable to common stockholders and adjusted net loss attributable to common stockholders is presented below. Because adjusted net loss attributable to common stockholders excludes some, but not all, items that affect net loss attributable to common stockholders and may vary among companies, our calculation of adjusted net loss attributable to common stockholders may not be comparable to similarly titled measures of other companies.

	Three Months Ended June 30,		Six Months Ended June 30,
(Unaudited: in thousands)	2026	2025	2026	2025

Net loss attributable to ImmunityBio common stockholders (GAAP)	$(230,378)	$(92,555)	$(863,160)	$(222,201)
Change in fair value of warrant and derivative liabilities, and related-party convertible note	140,846	(6,989)	671,776	30,463
Stock-based compensation	8,518	9,648	16,687	19,185
Write-off of convertible note receivable	—	—	7,442	—
Adjusted net loss attributable to ImmunityBio common stockholders (non-GAAP)	$(81,014)	$(89,896)	$(167,255)	$(172,553)

About ImmunityBio
ImmunityBio is a biotechnology company focused on innovating, developing, and commercializing next-generation immunotherapies designed to activate the patient’s immune system and deliver durable protection against cancer and infectious diseases. Our approach harnesses both the adaptive and innate immune systems with the goal of restoring immune function and generating lasting immunological memory in patients. At the core of our strategy is the Cancer BioShield™ platform, which is designed to stimulate critical lymphocytes, including natural killer (NK) cells, cytotoxic T cells, and memory T cells via our proprietary IL-15 superagonist, ANKTIVA®. Our Cancer BioShield platform is anchored by this antibody-cytokine fusion protein and is complemented by a portfolio that includes adenovirus-vectored vaccines, allogeneic (off-the-shelf) and autologous NK-cell therapies, and additional immunomodulators intended to promote immunogenic cell death and support durable immune responses while potentially reducing reliance on high-dose chemo-radiation therapy.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve substantial risks and uncertainties that could cause the Company’s clinical development programs, commercial success of its products and product candidates, manufacturing capabilities, continued collaboration with third parties, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such forward-looking statements include statements regarding the multiple regulatory and clinical milestones anticipated over the next 12 months, expectations that continuing to invest in expanding ANKTIVA’s global commercial footprint will create additional opportunities across multiple oncology indications, the expectations that the agreement with Japan BCG Laboratory will provide long-term supply of BCG, the ability of the Company’s cash and cash equivalents, and marketable securities to support both its commercial and clinical priorities, the belief that the adoption of ANKTIVA in clinical practice reinforces the potential of the Company’s IL-15 receptor agonist platform and supports the Company’s vision of a differentiated immunotherapy, the ability to expand the potential applications of the Company’s platform to address areas of significant unmet medical need, the expected impact of ANKTIVA approvals in additional markets on the Company’s business and financial condition, the application of the Company’s science and platforms to treat cancers, immunotherapies and cell therapies and change the standard of care across multiple cancers, expectations regarding continued physician adoption and disciplined commercial execution, and the Company’s ability to sustain quarter-over-quarter growth.
Statements in this press release that are not statements of historical fact are considered forward-looking statements, which are usually identified by the use of words such as “anticipates,” “believes,” “continues,” “goal,” “could,” “estimates,” “scheduled,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “indicate,” “projects,” “is,” “seeks,” “should,” “will,” “strategy,” and variations of such words or similar expressions. Statements of past performance, efforts, or results of our preclinical and clinical trials, about which inferences or assumptions may be made, can also be forward-looking statements and are not indicative of future performance or results. Forward-looking statements are neither forecasts, promises nor guarantees, and are based on the current beliefs of ImmunityBio’s management as well as assumptions made by and information currently available to ImmunityBio. Such information may be limited or incomplete, and ImmunityBio’s statements should not be read to indicate that it has conducted a thorough inquiry into, or review of, all potentially available relevant information. Such statements reflect the current views of ImmunityBio with respect to future events and are subject to known and unknown risks, including business, regulatory, economic and competitive risks, uncertainties, contingencies and assumptions about ImmunityBio, including, without limitation, (i) the risk that the Company’s preliminary financial results may differ from final reported results, (ii) risks and uncertainties regarding participation and enrollment and potential results from clinical trials, (iii) whether clinical trials will result in registrational pathways, (iv) whether clinical trial data will be accepted by regulatory agencies, (v) the ability of ImmunityBio to fund its ongoing and anticipated clinical trials, (vi) the ability of ImmunityBio to continue its planned preclinical and clinical development of its development programs through itself and/or its investigators, and the timing and success of any such continued preclinical and clinical development, patient enrollment and planned regulatory submissions, (vii) potential delays in product availability and regulatory approvals, (viii) ImmunityBio’s ability to retain and hire key personnel, (ix) ImmunityBio’s ability to obtain additional financing to fund its operations and complete the development and commercialization of its various product candidates, (x) potential product shortages or manufacturing disruptions that may impact the availability and timing of product, (xi) ImmunityBio’s ability to successfully commercialize its approved product and product candidates, (xii) ImmunityBio’s ability to scale its manufacturing and commercial supply operations for its approved product and future approved products, and (xiii) ImmunityBio’s ability to obtain, maintain, protect, and enforce patent protection and other proprietary rights for its product candidates and technologies.
More details about these and other risks that may impact ImmunityBio’s business are described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (SEC) on February 23, 2026, Quarterly Report on Form 10-Q filed with the SEC on May 7, 2026, and in subsequent filings made by ImmunityBio with the SEC, which are available on the SEC’s website at www.sec.gov. ImmunityBio cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. ImmunityBio does not undertake any duty to update any forward-looking statement or other information in this press release, except to the extent required by law.
ImmunityBio Contacts:
Investors
Hemanth Ramaprakash, PhD, MBA
ImmunityBio, Inc.
+1 858-746-9289
Hemanth.Ramaprakash@ImmunityBio.com
Media
Sarah Singleton
ImmunityBio, Inc.
+1 415-290-8045
Sarah.Singleton@ImmunityBio.com